                                                                   Exhibit 10.3A

                               FIRST AMENDMENT TO
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                          THE MILLS LIMITED PARTNERSHIP

              THIS FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT OF THE MILLS LIMITED PARTNERSHIP (this "Amendment"), dated as of April 27, 2001, is entered into by The Mills Corporation, a Delaware corporation, as general partner (the "General Partner") of The Mills Limited Partnership (the "Partnership"), for itself and on behalf of the limited partners of the Partnership.

              WHEREAS, Section 4.2(A) of the Limited Partnership Agreement of the Partnership (as heretofore amended, the "Partnership Agreement") authorizes the General Partner to cause the Partnership to issue additional Partnership Units (as hereinafter defined) in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as determined by the General Partner;

         WHEREAS, Section 4.2(B) of the Limited Partnership Agreement provides that the General Partner shall not issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock of the General Partner ("REIT Shares") (collectively, "Additional REIT Securities"), other than to all holders of REIT Shares, unless the General Partner causes the Partnership to issue to the General Partner Partnership Interests having designations, preferences and other rights, all such that the economic interests are substantially the same as those of the Additional REIT Securities;

              WHEREAS, the General Partner has entered into a Securities Purchase Agreement, dated as of April 27, 2001, pursuant to which the General Partner has agreed to issue shares of a newly created series of capital stock, designated Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock");

         WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 11.1(A) of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Units, to be entitled Series A Cumulative Convertible Preferred Partnership Units (the "Series A Preferred Partnership Units"), and to set forth the designations, rights, powers, preferences and duties of such Series A Preferred Partnership Units, which are substantially the same as those of the Series A Preferred Stock, and (ii) to make certain other changes to the Partnership Agreement.

              NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:

         1. AMENDMENTS TO ARTICLE II. Article II of the Partnership Agreement is hereby amended to add the following definitions:




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                  COMMON UNIT: Shall mean a Partnership Unit that is not a
         Preferred Unit.

                  LIQUIDATION PREFERENCE AMOUNT: Shall mean, with respect to any Preferred Unit as of any date of determination, the amount (including accrued and unpaid distributions to the date of determination) payable with respect to such Preferred Unit (as established by the instrument designating such Preferred Unit) upon the voluntary or involuntary liquidation, dissolution or winding up of the Partnership as a preference over distributions to Units ranking junior to such Preferred Unit.

                  PREFERRED UNIT: Shall mean any Partnership Unit issued from time to time pursuant to Section 4.2 hereof that is specifically designated by the General Partner at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers, and duties senior to the Common Units and other Preferred Units, if applicable, all as and to the extent determined by the General Partner, subject to compliance with the requirements of Section 4.2 hereof.

In addition, the definitions of "Partnership Unit," "Percentage of Partnership Interest," and "Share Payment" appearing in Article II of the Partnership Agreement are hereby deleted in their entirety and the following definitions are inserted in their place:

                  PARTNERSHIP UNIT: Shall mean a fractional undivided share of a class or series of Partnership Interests. The ownership of Partnership Units shall be evidenced by such form of certificate as the General Partner may adopt from time to time on behalf of the Partnership. Without limitation on the authority of the General Partner as set forth in Section 4.2 hereof (but subject to the limitations thereof), the General Partner may designate any Partnership Units, when issued, as Common Units or as Preferred Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units.

                  PERCENTAGE OF PARTNERSHIP INTEREST: As to a Partner, with respect to any class or series of Partnership Units held by such Partner, its interest in such class or series of Partnership Units as determined by dividing the number of Partnership Units in such class or series owned by such Partner by the total number of Partnership Units in such class or series then outstanding. For purposes of determining the rights and relationships among the various classes and series of Partnership Units, Preferred Units shall not be considered to have any share of the aggregate Percentage of Partnership Interest in the Partnership unless, and only to the extent, provided otherwise in the instrument creating such class or series of Preferred Units.

                  SHARE PAYMENT: The payment to a Redeeming Party of a number of REIT Shares determined by multiplying (i) the number of Common Units tendered for redemption by a Redeeming Party pursuant to a validly


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         proffered Redemption Notice by (ii) the Conversion Multiple; PROVIDED
         that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), then the Share Payment shall also include such rights that a holder of that number of REIT Shares would be entitled to receive had it owned such REIT Shares at the time such rights were issued.

         2. AMENDMENTS TO SECTION 4.2. Section 4.2 of the Partnership Agreement is hereby amended by adding after Section 4.2(C) the following section:

                  D. SERIES A PREFERRED PARTNERSHIP UNITS. Under the authority granted to it by Section 4.2(A) hereof, the General Partner hereby establishes an additional class of Partnership Units entitled "Series A Cumulative Convertible Preferred Partnership Units" (the "Series A Preferred Partnership Units"). Series A Preferred Partnership Units shall have the designations, preferences, rights, powers and duties as set forth in EXHIBIT 4 hereto.

         3. AMENDMENTS TO SECTIONS 5.2(A) AND (B). Sections 5.2(A) and 5.2(B) of the Partnership Agreement are hereby amended and restated in their entirety as follows:

                  (A) PROFITS. After giving effect to the special allocations, if any, provided in SECTIONS 5.2(C) and (D) (including SECTION 5.2(C)(5) thereof regarding the allocation of income to holders of Preferred Units), Profits in each Fiscal Year shall be allocated in the following manner and order of priority:

                  (1) To the General Partner until the cumulative allocations of Profits under this SECTION 5.2(A)(1) equals the cumulative Losses allocated to the General Partner under SECTION 5.2(B)(3) hereof.

                  (2) To those Partners who have received allocations of Losses under SECTION 5.2(B)(2) hereof until the cumulative allocations of Profits under this SECTION 5.2(A)(2) equal such cumulative allocations of Losses (such allocation of Profits to be in proportion to the cumulative allocations of Losses under such section to each such Partner).

                  (3) To the Partners until the cumulative allocations of Profits under this SECTION 5.2(A)(3) equals the cumulative allocations of Losses to such Partners under SECTION 5.2(B)(1) hereof (such allocation of Profits to be in proportion to the cumulative allocations of Losses under such section to each such Partner).

                  (4) Any remaining Profits shall be allocated to the Partners who hold Common Units in proportion to their respective Percentages of Partnership Interest as holders of Common Units.




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                  B. LOSSES. After giving effect to the special allocations, if any, provided in SECTIONS 5.2(C) and (D), Losses shall be allocated to the Partners in the following manner and order of priority:

                  (1) To the Partners who hold Common Units in accordance with their respective Percentages of Partnership Interest as holders of Common Units, except as otherwise provided in this SECTION 5.2(B).

                  (2) To the extent that an allocation of Losses under SECTION 5.2(B)(1) would cause a Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit of such Partner), such Losses shall instead be allocated to those Partners, if any, for whom such allocation of Losses would not cause or increase an Adjusted Capital Account Deficit (including, without limitation, those Partners guaranteeing debt, making loans to the Partnership, or having liability for Partnership debt). Solely for purposes of this SECTION 5.2(B)(2), the Adjusted Capital Account Deficit, in the case of the General Partner, shall be determined without regard to the amount credited to the General Partner's Capital Account for the aggregate Liquidation Preference Amount attributable to the General Partner's Preferred Units. The Losses allocated under this SECTION 5.2(B)(2) shall be allocated among the Partners who may receive such allocation in proportion to and to the extent of the respective amounts of Losses that could be allocated to such Partners without causing such Partners to have an Adjusted Capital Account Deficit.

                  (3) Any remaining Losses shall be allocated to the General Partner.

         4. AMENDMENTS TO SECTION 5.2(C). Section 5.2(C) of the Partnership Agreement is hereby amended to add new Section 5.2(C)(5) as follows and existing Sections 5.2(C)(5), (6) and (7) shall be redesignated as Sections 5.2(C)(6),
(7), and (8), respectively:

                  (5) PRIORITY ALLOCATION WITH RESPECT TO PREFERRED UNITS. Any remaining items of Partnership gross income or gain for the tax year, if any, shall be specially allocated to the General Partner or any other Partner that holds Preferred Units in an amount equal to the excess, if any, of the cumulative distributions received by such Partner for the current year and all prior years (other than distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Units held by such Partner or amounts paid in redemption of any Preferred Units, except to the extent that the Liquidation Preference Amount or amount paid in redemption includes accrued and unpaid distributions or otherwise exceeds the amount credited to the Capital Account in respect of such Preferred Units) over the cumulative allocations of Partnership gross income and gain to such Partner under this Section 5.2(C)(5) for all prior years.


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         5. AMENDMENTS TO SECTION 5.3. Section 5.3 of the Partnership Agreement
is hereby amended and restated in its entirety as follows:

         SECTION 5.3 DISTRIBUTIONS OF NET CASH FLOW.

                  (A) The General Partner shall distribute at least quarterly an amount equal to the Net Cash Flow generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Record Date established by the General Partner for the distribution with respect to such quarter or shorter period in the following order of priority:

         (i) First, to the holders of Preferred Units in such amount as is required for the Partnership to pay all distributions with respect to such Preferred Units due or payable in accordance with the instruments designating such Preferred Units through the last day of such quarter or shorter period; such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Units as of the last day of such calendar quarter or shorter period; and then

         (ii) To the Partners, PRO RATA, in proportion to their respective Percentages of Partnership Interest in the Common Units on such Partnership Record Date;

                  (B) Notwithstanding anything to the contrary contained herein, in no event shall a Partner receive a distribution of Net Cash Flow with respect to any Common Unit with respect to any quarter or shorter period until such time as the Partnership has distributed to the holders of Preferred Units an amount sufficient to pay all distributions and other amounts payable with respect to such Preferred Units through the last day of such quarter or shorter period, in accordance with the instruments designating such Preferred Units.

                  (C) Section 5.3(A) notwithstanding, but subject to any limitation set forth in an instrument designating Preferred Units, the General Partner shall use its best efforts to cause the Partnership to make distributions of Net Cash Flow which are sufficient to enable the REIT to (i) maintain its status as a real estate investment trust under Code Section 856, (ii) avoid the imposition of any tax under Code
         Section 857 and (iii) avoid the imposition of any excise tax under Code
         Section 4981.

         6. AMENDMENTS TO ARTICLE IX. Article IX of the Partnership Agreement is hereby amended by adding new Section 9.7:

                  SECTION 9.7. PREFERRED UNITS. Notwithstanding anything contained in SECTIONS 9.1 through 9.6, no Partner shall be entitled to exercise the Redemption Obligation pursuant to SECTION 9.1 with respect to any Preferred Unit unless (i) such Preferred Unit has been issued to and is held by a Partner other than the General Partner, and (ii) the General


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         Partner has expressly granted to such Partner the right to redeem such
         Preferred Units pursuant to SECTION 9.1. Preferred Units shall be redeemed, if at all, only in accordance with such redemption rights or options, as are set forth with respect to such Preferred Units (or class or series thereof) in the instruments designating such Preferred Units (or class or series thereof).

              7. AMENDMENTS TO SECTION 10.2(A). Section 10.2(A) of the Partnership Agreement is hereby amended to add new Section 10.2(A)(3) as follows and to amend the existing Section 10.2(A)(3) as follows and to redesignate that Section as Section 10.2(A)(4):

                  (3) Third, to the holders of Preferred Units in such amount as is required for the Partnership to pay all distributions with respect to such Preferred Units due or payable in accordance with the instruments designating such Preferred Units upon the liquidation or dissolution of the Partnership; such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Units as of time of the dissolution of the Partnership; and then

                  (4) The balance, if any, to the Partners in accordance with the positive Capital Accounts after giving effect to all contributions, distributions and allocations for all periods (including, without limitation, any distributions with respect to Preferred Units pursuant to SECTION 10.2(A)(3)) and otherwise in accordance with Section 10.3(A).

         8. EXHIBITS TO PARTNERSHIP AGREEMENT.

                  A. The General Partner shall maintain the information set forth in EXHIBIT 1 to the Partnership Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership's affairs, and EXHIBIT 1 shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Partnership Agreement has been executed amending such EXHIBIT 1. In addition to the designation of Series A Preferred Partnership Units pursuant to this First Amendment, such information shall reflect (and EXHIBIT 1 shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to the General Partner or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated herein.

                  B. The Partnership Agreement is hereby amended by attaching thereto as EXHIBIT 4 the EXHIBIT 4 attached hereto.

         9. GENERAL AMENDMENTS TO PARTNERSHIP AGREEMENT.

                  (A) The references to Percentage Interests in the last sentence of Section 4.2(A) of the Partnership Agreement shall be deemed to refer to Percentage of Partnership Interests in the applicable class or series of Partnership Interests.


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                  (B) The reference to Limited Partner Units appearing in
Section 11.1(A) of the Partnership Agreement (including as those provisions are applied for purposes of Section 11.2(A)) shall be deemed to refer only to Limited Partner Units that are Common Units. The references in Section 11.2(B) of the Partnership Agreement to Percentage Interests of the Limited Partners shall be deemed to refer only to Percentage Interests in Common Units held by Limited Partners or Common Units that are included in the Limited Partner Interest of the General Partner, as the case may be.

              10. CERTAIN CAPITALIZED TERMS. All capitalized terms used in this First Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

              11. SEVERABILITY: If any term or other provision of this First Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this First Amendment shall remain in full force and effect and shall in no way be effectively impaired or invalidated.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]



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


              IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

                                THE MILLS CORPORATION,
                                as General Partner of
                                The Mills Limited Partnership
                                and on behalf of existing Limited Partners



                                By: /S/ PETER B. McMILLAN
                                   --------------------------------------------
                                Name: /S/ PETER B. McMILLAN
                                     ------------------------------------------
                                Title: PRESIDENT AND CHIEF OPERATING OFFICER
                                      -----------------------------------------






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                                    EXHIBIT 4
                     DESIGNATION, PREFERENCES AND RIGHTS OF
           SERIES A CUMULATIVE CONVERTIBLE PREFERRED PARTNERSHIP UNITS
                        OF THE MILLS LIMITED PARTNERSHIP

         The Series A Cumulative Convertible Preferred Partnership Units (the "SERIES A PREFERRED PARTNERSHIP UNITS") shall have the following preferences, rights, powers and duties:

         Section 1. LIQUIDATION. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the holder of the Series A Preferred Partnership Units shall be entitled to receive with respect to each Series A Preferred Partnership Unit that it holds an amount in cash out of the assets of the Partnership available for distribution to its Partners, before any payment or distribution shall be made on any Junior Partnership Units, equal to the greater of (i) the amount necessary to generate the Base Internal Rate of Return with respect to a share of Series A Preferred Stock under the Series A Preferred Stock Certificate of Designations plus all accumulated and accrued but unpaid dividends (other than Regular Dividends) to which the holders of the Series A Preferred Stock shall be entitled pursuant to the Series A Preferred Stock Certificate of Designations and (ii) the amount a holder of a share of Series A Preferred Stock would receive with respect to the Common Stock that would be issued with respect to such share of Series A Preferred Stock upon the conversion thereof as provided for in the Series A Preferred Stock Certificate of Designations, computed as if all holders of Series A Preferred Stock had converted their Series A Preferred Stock into Common Stock in accordance with the provisions of the Series A Preferred Stock Certificate of Designations immediately prior to such liquidation, dissolution or winding up. After the payment to the holder of the Series A Preferred Partnership Units of the full preferential amounts provided for in this Section 1, the holder of the Series A Preferred Partnership Units as such shall have no right or claim to any of the remaining assets of the Partnership. If upon any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, the assets to be distributed to the holder of Series A Preferred Partnership Units shall be insufficient to permit the payment to such holder of the full preferential amount aforesaid, then all of the assets of the Partnership available for distribution to the holder of Series A Preferred Partnership Units shall be distributed ratably to such holder in proportion to the number of Series A Preferred Partnership Units held by such holder on the date of liquidation, dissolution or winding up of the Partnership.

         Section 2. DISTRIBUTIONS.

         (a) PREFERENTIAL DISTRIBUTIONS. On each Distribution Payment Date, the holder of the Series A Preferred Partnership Units shall be entitled to receive preferential distributions ("PREFERENTIAL DISTRIBUTIONS") payable in cash in an amount per Series A Preferred Partnership Unit equal to the per share dividend payable on the Series A Preferred Stock on such Distribution Payment Date. The Preferential Distributions on each Series A Preferred Partnership Unit shall accrue on a daily basis in an amount equal to the rate at which dividends accrue on the Series A Preferred Stock under the Series A Preferred Stock Certificate of Designations from the later of the first day of issuance of any Series A Preferred Partnership Unit or the


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last preceding Distribution Payment Date (computed with respect to each Series A
Preferred Partnership Unit assuming such unit was outstanding in the last preceding Distribution Payment Date). Such Preferential Distributions shall accrue whether or not they have been declared and whether or not the Partnership has the earnings, profits, surplus or other funds legally available for the payment of such distributions. All accrued and unpaid Preferential Distributions on the Series A Preferred Partnership Units shall be fully paid or declared with funds irrevocably set apart for payment, and funds shall be irrevocably set apart (but need not be escrowed) for payment of Preferential Distributions on the next succeeding Distribution Payment Date, before any distribution or payment can be made with respect to any Junior Partnership Units other than distributions or payments made (1) in the form of Junior Partnership Units or REIT Shares (as defined in the Limited Partnership Agreement), (2) in connection with the reacquisition of shares of Common Stock in connection with the Escrow Agreement dated as of October 23, 1998, by and among the Partnership, Chelsea
GCA Realty Partnership, LP and The First National Bank of Chicago (the "ESCROW AGREEMENT") and (3) in connection with any redemption, purchase or other acquisition made pursuant to the provisions of Article XII of the General Partner's Certificate of Incorporation. To the extent not paid on each Distribution Payment Date, all Preferential Distributions which have accrued on each Series A Preferred Partnership Unit during the period ending upon each Distribution Payment Date shall be accumulated and remain unpaid Preferential Distributions with respect to such Series A Preferred Partnership Units until paid.

         (b) RECORD DATE. The record date with respect to each Distribution Payment Date for purposes hereof shall be the day that is five (5) calendar days prior to such Distribution Payment Date.

         (c) PARTIAL PAYMENTS. If at any time the Partnership pays less than the total amount of Preferential Distributions then accrued with respect to all outstanding Series A Preferred Partnership Units, such payment shall be distributed ratably among the holder of such Series A Preferred Partnership Units based upon the number of Series A Preferred Partnership Units held by such holder.

         Section 3. REPURCHASE OF SERIES A PREFERRED PARTNERSHIP UNITS.

         (A) PUT OPTION. The holder of Series A Preferred Partnership Units has a right and option (the "PUT OPTION") to require the Partnership to purchase all or any portion of the Series A Preferred Partnership Units held by such holder. The Put Option may be exercised by the holder of Series A Preferred Partnership Units at such times as are set forth in this
                  Section 3(a). At any time that the General Partner is required to purchase shares of the Series A Preferred Stock pursuant to
                  Section 5 of the Securities Purchase Agreement, the General Partner shall exercise its Put Option and cause the Partnership to purchase the number of Series A Preferred Partnership Units that is equal to the number of shares of Series A Preferred Stock that the General Partner is purchasing pursuant to the Securities Purchase Agreement at a purchase price per unit equal to the Put Option Exercise Price as determined pursuant to the Securities Purchase


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

                  Agreement at the time of the purchase (the "PUT PAYMENT AMOUNT"). The Put Payment Amount shall be payable and distributed to the holder of the Series A Preferred Partnership Units on or before the date fixed for the purchase of the Series A Preferred Stock by the General Partner pursuant to the Securities Purchase Agreement. Upon payment of the Put Payment Amount to the General Partner, the number of Series A Preferred Partnership Units purchased by the Partnership in connection therewith shall be deemed cancelled, all rights of the holder thereof shall cease (except for the right to receive the Put Payment Amount) and the Partnership shall not make any further distributions on such units (except for the payment of the Put Payment Amount).

         (B) CALL OPTION. The Partnership has an option (the "CALL OPTION") to require the holder of Series A Preferred Partnership Units to sell all the Series A Preferred Partnership Units held by such holder. At any time that the General Partner elects to purchase shares of the Series A Preferred Stock pursuant to
                  Section 6 of the Securities Purchase Agreement, the General Partner shall cause the Partnership to exercise its Call Option to purchase all of its Series A Preferred Partnership Units at a purchase price per unit equal to the Call Option Exercise Price as determined pursuant to the Securities Purchase Agreement at the time of the purchase (the "CALL PAYMENT AMOUNT"). The Call Payment Amount shall be payable and distributed to the holder of the Series A Preferred Partnership Units on or before the date fixed for the purchase of the Series A Preferred Stock by the General Partner pursuant to the Securities Purchase Agreement. Upon payment of the Call Payment Amount to the General Partner, the number of Series A Preferred Partnership Units purchased by the Partnership in connection therewith shall be deemed cancelled, all rights of the holder thereof shall cease (except for the right to receive the Call Payment Amount) and the Partnership shall not make any further distributions on such units (except for the payment of the Call Payment Amount).

         (C) REPURCHASE DUE TO SALE OF RESTRICTED PROPERTIES. At any time that the General Partner is required to purchase shares of the Series A Preferred Stock in connection with a Restricted Property Transaction pursuant to Section 7 of the Securities Purchase Agreement, the General Partner shall cause the Partnership to purchase the number of Series A Preferred Partnership Units that is equal to the number of shares of Series A Preferred Stock that the General Partner is purchasing pursuant to the Securities Purchase Agreement at a purchase price per unit equal to the Early Sale Price or the Standard Sale Price, whichever is applicable at the time of such purchase under the Securities Purchase Agreement (the "RESTRICTED PROPERTIES PAYMENT AMOUNT"). The Restricted Properties Payment Amount shall be payable and distributed to the holder of the Series A Preferred Partnership Units on or before the date fixed for the purchase of the Series A Preferred Stock by the General Partner pursuant to the Securities Purchase Agreement. Upon payment of the Restricted Properties Payment Amount to the General Partner, the number of Series A Preferred Partnership Units purchased by the Partnership in connection therewith shall be deemed cancelled, all rights of the holder thereof shall cease (except for the right to receive the Restricted Properties Payment Amount) and the Partnership shall not make any further distributions on such units (except for the payment of the Restricted Properties Payment Amount).

         Section 4. CONVERSION. At any time that a holder of shares of Series A Preferred Stock converts into Common Stock shares of Series A Preferred Stock, the General Partner shall convert its Series A Preferred Units into Common Units, as set forth herein. Upon each conversion of shares of Series A Preferred Stock (the "Converted Series A Preferred Stock") into Common Stock, the General Partner shall convert that portion of its Series A Preferred Partnership Units equal to the number of shares of Series A Preferred Stock that are so converted. At the effective time of conversion, the Partnership shall cancel such number of Series A Preferred Partnership Units and issue to the General Partner the number of Common Units equal to the number determined by dividing the number of shares of Common Stock issued upon conversion of the Converted Series A Preferred Stock by the Conversion Multiple (as defined in the Limited Partnership Agreement). In addition, upon such conversion, the holder of the Series A Preferred Partnership Units shall be entitled to receive distributions payable in cash in an amount equal to the sum of all accumulated and accrued but unpaid Preferential Distributions on the Series A Preferred Partnership Units that are converted and cancelled plus the amount of all cash payable by the General Partner in lieu of the issuance of any fractional share of Common Stock in connection with the conversion of the Converted Series A Preferred Stock.

         Section 5. PRIORITY OF SERIES A PREFERRED PARTNERSHIP UNITS; SUBORDINATION OF JUNIOR UNITS. Notwithstanding anything to the contrary herein, so long as any Series A Preferred Partnership Units remain outstanding, the Series A Preferred Partnership Units shall rank prior to any other class or series of Partnership Units or Partnership Interests of the Partnership, whether now or hereafter authorized or outstanding, and the Partnership shall not (i) without the consent of the holder(s) of a majority of the Series A Preferred Partnership Units then outstanding, declare or make any distribution with respect to any Junior Partnership Units so long as any accumulated or accrued Preferential Distributions on the Series A Preferred Partnership Units as of the immediately preceding Distribution Payment Date remain unpaid or funds for the payment of all Preferential Distributions accrued since the immediately preceding Distribution Payment Date have not been irrevocably set apart (but need not be escrowed) for such payment on the next succeeding Dividend Reference Date or an Event of Noncompliance has occurred and has not been cured, or (ii) redeem, purchase or otherwise acquire directly or indirectly any Junior Partnership Units other than (1) Junior Partnership Units acquired solely in exchange for other Junior Partnership Units, (2) in connection with the reacquisition of shares of Common Stock


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

in connection with the Escrow Agreement, (3) in connection with any redemption, purchase or other acquisition made pursuant to the provisions of Article XII of the General Partner's Certificate of Incorporation and (4) Partnership Units the purchase price of which, when aggregated with the aggregate purchase price of Partnership Units or Common Stock redeemed or purchased by the General Partner or the Partnership after the date of the filing of the Series A Preferred Stock Certificate of Designations does not exceed $50,000,000 and when aggregated with the aggregate purchase price of Partnership Units or Common Stock redeemed or purchased by the General Partner or the Partnership during any twelve month period does not exceed $25,000,000; provided, however, no such redemption, purchase or acquisition may be made if a Distribution Default, a Redemption Default or a Material Event of Noncompliance has occurred and has not been cured or a Material Event of Noncompliance would be triggered by such redemption, purchase or acquisition, in each case, if immediately after any such distribution, redemption, purchase or acquisition, any Series A Preferred Partnership Unit shall be outstanding.

         Section 6. VOTING RIGHTS. Except as otherwise required by law or provided herein, the Series A Preferred Partnership Units shall have no voting rights.

         Section 7. MISCELLANEOUS.

                  (a) TRANSFER. The Series A Preferred Partnership Units shall be owned and held solely by the General Partner and shall not be transferable by the General Partner.

                  (b) STATUS OF REACQUIRED UNITS. All Series A Preferred Partnership Units that shall have been issued and reacquired in any manner by he Partnership shall be deemed cancelled.

                  (c) CERTIFICATES. The ownership of Series A Preferred Partnership Units may (but need not, in the sole discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit 1 of the Limited Partnership Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent conversion, redemption, or any other event having an effect on the ownership of the Series A Preferred Partnership Units.

                  (d) GENERAL PARTNERS RIGHTS. The rights of the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units, are in addition to and not in limitation of any other rights or authority of the General Partner in any other capacity under the Limited Partnership Agreement or applicable law. In addition, nothing contained in this EXHIBIT 4 shall be deemed to limit or otherwise restrict the authority of the General Partner under the Limited Partnership Agreement, other than in its capacity as the holder of the Series A Preferred Partnership Units.


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         SECTION 8. DEFINITIONS.

         "BASE INTERNAL RATE OF RETURN" shall have the meaning ascribed thereto in the Series A Preferred Stock Certificate of Designations.

         "CALL OPTION" shall have the meaning set forth in Section 3(b) hereof.

         "CALL OPTION EXERCISE PRICE" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

         "CALL PAYMENT AMOUNT" shall have the meaning set forth in Section 3(b) hereof.

         "COMMON STOCK" means the voting common stock, par value $0.01 per share of the Corporation.

         "COMMON UNIT" shall have the meaning ascribed thereto in the Limited Partnership Agreement.

         "CONVERTED SERIES A PREFERRED STOCK" shall have the meaning set forth in Section 4 hereof.

         "DISTRIBUTION DEFAULT" means the non-payment in full of all accumulated or accrued Preferential Distributions as of any Distribution Payment Date for any reason on or before the date which is 30 days after such Distribution Payment Date.

         "DISTRIBUTION PAYMENT DATE" means each Dividend Reference Date under the Series A Preferred Stock Certificate of Designations.

         "EARLY SALE PRICE" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

         "ESCROW AGREEMENT" shall have the meaning set forth in Section 2(a) hereof.

         "EVENT OF NONCOMPLIANCE" has the meaning ascribed thereto in the Securities Purchase Agreement.

         "GENERAL PARTNER" shall mean The Mills Corporation, a Delaware corporation.

         "JUNIOR PARTNERSHIP UNITS" means any Partnership Interests or Partnership Units of the Partnership other than the Series A Preferred Partnership Units.

         "LIMITED PARTNERSHIP AGREEMENT" shall mean The Mills Limited Partnership Limited Partnership Agreement, as amended.

         "MATERIAL EVENT OR NONCOMPLIANCE" has the meaning ascribed thereto in the Securities Purchase Agreement.

         "PARTNERSHIP" means The Mills Limited Partnership.


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         "PARTNERSHIP UNIT" shall have the meaning ascribed thereto in the
Limited Partnership Agreement.

         "PREFERENTIAL DISTRIBUTIONS" shall have the meaning set forth in
Section 2(a) hereof.

         "PUT OPTION" shall have the meaning set forth in Section 3(a) hereof.

         "PUT OPTION EXERCISE PRICE" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

         "PUT PAYMENT AMOUNT" shall have the meaning set forth in Section 3(a) hereof.

         "REDEMPTION DEFAULT" means the non-payment in full of all payments due by the Partnership when and as such payments become due in connection with the events described under Section 3 of this Certificate of Designation.

         "REGULAR DIVIDENDS" shall have the meaning ascribed thereto in the Series A Preferred Stock Certificate of Designations.

         "RESTRICTED PROPERTIES PAYMENT AMOUNT" shall have the meaning set forth in Section 3(c) hereof.

         "RESTRICTED PROPERTY TRANSACTION" shall have the meaning ascribed thereto in the Securities Purchase Agreement.

         "SECURITIES PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of April 27, 2001, by and between the Corporation and iStar Preferred Holdings LLC, a Delaware limited liability company, pursuant to which shares of the Series A Preferred Stock were issued, as such agreement may be amended from time to time in accordance with its terms.

         "SERIES A PREFERRED STOCK CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Rights Relating to the Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of the General Partner.

                  "SERIES A PREFERRED STOCK" shall mean the Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of the General Partner as designated pursuant to the Series A Preferred Stock Certificate of Designations.

         "STANDARD SALE PRICE" shall have the meaning ascribed thereto in the Securities Purchase Agreement.









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